EXHIBIT 21.1

LIST OF SUBSIDIARIES

                    China Biopharmaceuticals Corporation

                    Nanjing Keyuan Pharmaceutical R&D Co., Ltd.

                    Suzhou Erye Pharmaceutical Limited Company